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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-4 and related Prospectus of PMR Corporation for the registration of 2,663,195 shares of its common stock and to the incorporation by reference therein of our report dated June 12, 1998, except for paragraph four of Note 13, as which the date is July 24, 1998 with respect to the financial statements and schedules of PMR Corporation included in its Form 10-K for the year ended April 30, 1998, filed with the Securities and Exchange Commission and in its Annual Report to Shareholders, included as Exhibit 13.1 to this Registration Statement.

                                                               ERNST & YOUNG LLP

San Diego, California
August 24, 1998